Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in the Form 10-k for the year ended December 31, 2023 of Mobile Global ESports, Inc. (the “Company”) of our report dated April 15, 2024, with respect to the Consolidated financial statements of the Company for the year ended December 31, 2023 and the related notes to the consolidated financial statements.

/s/ Mercurius & Associates LLP

Mercurius & Associates LLP

(Formerly known as AJSH & Co LLP)

New Delhi, India

April 15, 2024